Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FIRST QUARTER 2023 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Friday, May 5, 2023 at
12:00 p.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, May 4, 2023 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the first quarter ended March 31, 2023.

BUSINESS UPDATE
The Company continues to execute on its business strategy to focus on residential real estate investments and to take actions to strengthen its balance sheet:
•For the three months ended March 31, 2023, the Company received $36.6 million from the repayment or paydown of Commercial Whole Loans, Non-Agency CMBS, and Other Securities;
•For the three months ended March 31, 2023, the Company received $30.7 million from the sale or repayment of Residential Whole Loans, and Non-Agency RMBS; and
•On May 2, 2023, the Company secured a new financing facility for its Non-Agency CMBS and Non-Agency RMBS portfolios, maturing in May 2024, with an initial amount outstanding of $60.0 million.

FIRST QUARTER 2023 FINANCIAL RESULTS
The rising and volatile interest rate environment negatively impacted our first quarter GAAP financial results. Key measures for the quarter were as follows:

▪GAAP book value per share was $16.46 at March 31, 2023.
▪Economic book value(1) per share of $17.54 at March 31, 2023.
▪GAAP net income attributable to common shareholders and participating securities of $6.6 million, or $1.07 per share.
▪Distributable Earnings(1) of $2.2 million, or $0.36 per basic and diluted share.
▪Economic return(1)(2) on book value was 7.1% for the quarter.
▪Economic return(1)(2) on economic book value was 3.83% for the quarter.
▪1.39% annualized net interest margin(1)(3)(4) on our investment portfolio.
▪2.6x recourse leverage as of March 31, 2023.
▪On March 30, 2023, we declared a first quarter common dividend of $0.35 per share.
(1) Non-GAAP measure. Refer to pages 15 through 18 of this press release for reconciliations.
(2) Economic return is calculated by taking the sum of; (i) the total dividends declared, and (ii) the change in book value during the period, divided by beginning book value.
(3) Includes interest-only securities accounted for as derivatives.
(4) Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“During the first quarter, we remained focused on strengthening our balance sheet and increasing our liquidity as the volatility in the equity and fixed income markets continued, and was further punctuated by the news of the two high profile bank failures.” said Bonnie Wongtrakool, Chief Executive Officer of the Company. “Despite this, our first quarter results improved sequentially from the fourth quarter, driven by higher earnings and improved asset prices across most of our portfolio. We also received approximately $67.3 million from the sale of, repayment or paydowns of investments and used the majority of these proceeds to further reduce recourse debt.”

“For the first quarter, our GAAP book value per share increased 4.8% from the prior quarter, while economic book value per share increased 1.8%. We generated higher net interest income during the quarter, driven by a higher net interest margin and increased income from our interest rate swap positions, while our operating expenses declined sequentially from the prior quarter. Consequently, our distributable earnings of $2.2 million, or $0.36 per share, in the first quarter, were up approximately $200 thousand, or 7.8%, from the fourth quarter and exceeded the $0.35 per share dividend that we declared for the quarter.”

“In March, we made the decision to reset our quarterly dividend to better reflect our near-term earnings power as we continue to reposition the portfolio. As we make further progress, we will reassess the level of the dividend based on a number of factors, including the future earnings power of the portfolio and the expected level of taxable income.”

“Last August, we embarked upon a process to review strategic alternatives for the Company as the best path forward towards unlocking shareholder value. The market environment for mortgage REITs over the last several quarters has been remarkably challenging, with record levels of interest rate volatility and increasing risks to economic growth. This has added complexity to our exploration of strategic partners. As fellow shareholders, we are committed to concluding this process as quickly and responsibly as we can, and we will provide an update at the appropriate time."

Greg Handler, Chief Investment Officer of the Company, added, “We remained focused on maximizing the value of our portfolio and increasing our total liquidity. During the quarter, we received payoffs in our residential whole loan and non-agency CMBS portfolios while also rotating some of our holdings in residential credit securities. In addition, we sold our interest in the junior mezzanine loan that had been on non-accrual, receiving proceeds of $8.8 million, its fair value at year-end. While spread widening put further pressure on the value of some of our commercial assets, this was more than offset by spread tightening on our residential whole loans and securities. We continue to focus on monetizing our commercial holdings in a disciplined manner with the ongoing goal of strengthening our balance sheet and improving our liquidity.”

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
	March 31, 2023	December 31, 2022
GAAP Results	($ in thousands)
Net Interest Income	$4,355	$4,771
Other Income (Loss):
Realized gain (loss), net	(82,818)	(3,118)
Unrealized gain (loss), net	90,316	2,427
Gain (loss) on derivative instruments, net	(950)	(381)
Other, net	57	105
Other Income (Loss)	6,605	(967)
Total Expenses	4,380	4,743
Income (loss) before income taxes	6,580	(938)
Income tax provision (benefit)	12	(105)
Net income (loss)	$6,568	$(833)
Net income (loss) attributable to non-controlling interest	1	(5)
Net income (loss) attributable to common stockholders and participating securities	$6,567	$(828)

Net income (loss) per Common Share – Basic/Diluted	$1.07	$(0.14)
Non-GAAP Results
Distributable Earnings(1)	$2,174	$2,018
Distributable Earnings per Common Share – Basic/Diluted	$0.36	$0.33
Weighted average yield(2)(3)	5.29%	5.02%
Effective cost of funds(3)	4.31%	4.46%
Annualized net interest margin(2)(3)	1.39%	1.24%
(1) For a reconciliation of GAAP Income to Distributable Earnings, refer to page 15 of this press release.
(2) Includes interest-only securities accounted for as derivatives.
(3) Excludes the consolidation of VIE trusts required under GAAP.

INVESTMENT PORTFOLIO

Investment Activity

As of March 31, 2023, the Company owned an aggregate investment portfolio with a fair market value totaling $2.4 billion. The following table summarizes certain characteristics of our portfolio by investment category as of March 31, 2023 (dollars in thousands):

	Balance at		Loan Modification/Capitalized Interest	Principal Payments and Basis Recovery	Proceeds from Sales	Transfers to REO	Realized Gain/(Loss)	Unrealized Gain/(loss)	Premium and discount amortization, net	Balance at
Investment Type	December 31, 2022	Purchases								March 31, 2023
Agency RMBS and Agency RMBS IOs	$767	$—	N/A	$4	$—	N/A	$—	$66	$—	$837
Non-Agency RMBS	23,687	—	N/A	(131)	—	N/A	—	948	(53)	24,451
Non-Agency CMBS	85,435	—	N/A	(20,252)	—	N/A	(2)	(2,815)	316	62,682
Other securities(1)	27,262	4,714	N/A	—	(6,630)	N/A	(1,565)	1,178	(102)	24,857
Total MBS and other securities	137,151	4,714	N/A	(20,379)	(6,630)	N/A	(1,567)	(623)	161	112,827
Residential Whole Loans	1,091,145	—	7	(30,514)	—	—	—	14,500	(721)	1,074,417
Residential Bridge Loans	2,849	—	—	(75)	—	—	—	8	—	2,782
Commercial Loans	90,002	—	—	(930)	(8,776)	—	(81,223)	80,055	54	79,182
Securitized commercial loans	1,085,103	—	—	—	—	—	—	(4,036)	7,157	1,088,224
Real Estate Owned	2,255	—	N/A	—	28	—	(28)	—	N/A	2,255
Total Investments	$2,408,505	$4,714	$7	$(51,898)	$(15,378)	$—	$(82,818)	$89,904	$6,651	$2,359,687

(1) At March 31, 2023 other securities include GSE Credit Risk Transfer Securities with an estimated fair value of $23.6 million and Student Loan ABS with a fair value of $1.2 million.

Portfolio Characteristics

Residential Real Estate Investments

The Company's focus on residential real estate related investments includes but is not limited to non-qualified residential whole loans ("Non-QM Loans"), non-agency RMBS, and other related assets. The Company believes this focus allows it to address attractive market opportunities.

Residential Whole Loans

The Company's Residential Whole Loans have low LTV's and are comprised of 2,892 adjustable and fixed rate Non-QM and investor mortgages. The following table presents certain information about our Residential Whole Loans investment portfolio at March 31, 2023 (dollars in thousands):

			Weighted Average
Current Coupon Rate	Number of Loans	Principal Balance	Original LTV	Original FICO Score(1)	Expected Life (years)	Contractual Maturity (years)	Coupon Rate
2.01% – 3.00%	39	$22,148	66.3%	758	8.9	28.1	2.9%
3.01% – 4.00%	369	203,837	66.9%	760	6.8	28.5	3.7%
4.01% – 5.00%	1,307	440,632	64.2%	749	5.1	25.8	4.6%
5.01% – 6.00%	910	358,242	65.4%	742	4.3	26.4	5.5%
6.01% – 7.00%	252	104,334	69.6%	742	3.3	28.1	6.4%
7.01% - 8.00%	15	5,601	75.3%	730	2.9	29.0	7.4%
Total	2,892	1,134,794	65.7%	749	5.1	26.7	4.8%

(1) The original FICO score is not available for 226 loans with a principal balance of approximately $73.9 million at March 31, 2023. We have excluded these loans from the weighted average.

The following table presents the aging of the Residential Whole Loans as of March 31, 2023 (dollars in thousands):

	Residential Whole Loans
	No of Loans	Principal	Fair Value
Current	2,855	$1,113,695	$1,054,337
1-30 days	21	11,711	11,358
31-60 days	4	1,427	1,298
61-90 days	1	934	874
90+ days	11	7,027	6,550
Total	2,892	$1,134,794	$1,074,417
Non-Agency RMBS

The following table presents the fair value and weighted average purchase price for each of our Non-agency RMBS categories, including IOs accounted for as derivatives, together with certain of their respective underlying loan collateral attributes and current performance metrics as of March 31, 2023 (fair value dollars in thousands):

		Weighted Average
Category	Fair Value	Purchase Price	Life (Years)	Original LTV	Original FICO	60+ Day Delinquent	CPR
Prime	$12,103	$80.82	8.9	67.6%	747	1.1%	16.5%
Alt-A	12,348	48.89	16.7	81.3%	661	17.5%	8.0%
Total	$24,451	$64.69	12.9	74.6%	704	9.4%	12.2%

Commercial Real Estate Investments

Non-Agency CMBS

The following table presents certain characteristics of our Non-Agency CMBS portfolio as of March 31, 2023 (dollars in thousands):

		Principal		Weighted Average
Type	Vintage	Balance	Fair Value	Life (Years)	Original LTV
Conduit:
	2006-2009	$68	$67	0.6	88.7%
	2010-2020	14,982	10,087	5.6	62.5%
		15,050	10,154	5.5	62.7%
Single Asset:
	2010-2020	73,940	52,528	1.6	66.0%
Total		$88,990	$62,682	2.2	65.4%

Commercial Loans

The following table presents our commercial loan investments as of March 31, 2023 (dollars in thousands):

Loan	Loan Type	Principal Balance	Fair Value	Original LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographic Location
CRE 4	Interest-Only First Mortgage	22,204	22,033	63%	1-Month SOFR plus 3.38%	8/6/2025(1)	None	Retail	CT
CRE 5	Interest-Only First Mortgage	24,535	23,804	62%	1-Month LIBOR plus 3.75%	11/6/2023(2)	One - 12 month extension	Hotel	NY
CRE 6	Interest-Only First Mortgage	13,207	12,813	62%	1-Month LIBOR plus 3.75%	11/6/2023(2)	One - 12 month extension	Hotel	CA
CRE 7	Interest-Only First Mortgage	7,259	7,042	62%	1-Month LIBOR plus 3.75%	11/6/2023(2)	One - 12 month extension	Hotel	IL, FL
SBC 3(3)	Interest-Only First Mortgage	13,500	13,490	49%	1-Month LIBOR plus 5.00%	5/5/2023	One - 3 month extension	Nursing Facilities	CT
		$80,705	$79,182

(1) CRE 4 was granted a three-year extension through August 6, 2025, with a principal pay down of $16.2 million.
(2) CRE 5, 6, and 7 were each granted one-year extensions through November 6, 2023.
(3) In January 2023, the SBC 3 loan was partially paid down by $862 thousand to bring the unpaid principal balance to $13.5 million, and extended the maturity date through May 5, 2023 for a 50 bps extension fee and an increased margin from 4.47% to 5.00%. Borrower may, at its option, extend the above Maturity Date for an additional period of three months through August 4, 2023, with an additional required paydown of $750 thousand and an increased margin from 5.00% to 5.50%.

Commercial Loan Payoffs

On February 3, 2023, the CRE 3 loan was sold to an unaffiliated third party for its fair value at December 31, 2022 of $8.8 million. At the time of sale, the Company recognized a realized loss of $81.2 million and a related reversal of unrealized loss of the same amount.

PORTFOLIO FINANCING AND HEDGING

Financing

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of March 31, 2023 (dollars in thousands):

Securities Pledged	Repurchase Agreement Borrowings	Weighted Average Interest Rate on Borrowings Outstanding at end of period	Weighted Average Remaining Maturity (days)
Short-Term Borrowings:
Agency RMBS	$284	5.63%	31
Non-Agency RMBS(1)	38,842	7.96%	116
Residential Whole Loans(2)	—	—%	0
Residential Bridge Loans(2)	—	—%	0
Commercial Loans(2)	—	—%	0
Other Securities	—	—%	0
Total short term borrowings	39,126	7.94%	115
Long Term Borrowings:
Non-Agency CMBS and Non-Agency RMBS Facility
Non-Agency CMBS(1)	44,443	6.74%	32
Non-Agency RMBS	19,129	6.82%	32
Other Securities	16,962	6.83%	32
Subtotal	80,534	6.78%	32
Residential Whole Loan Facility
Residential Whole Loans(2)	3,598	7.17%	208
Commercial Whole Loan Facility
Commercial Loans	48,032	6.81%	217
Total long term borrowings	132,164	6.80%	104
Repurchase agreements borrowings	$171,290	7.06%	107

(1) Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.
(2) Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.

Residential Whole Loan Facility

The facility was extended on November 9, 2022 and matures on October 25, 2023. It bears interest at a rate of SOFR plus 2.25%, with a SOFR floor of 0.25%. We finance our Non-QM Residential Whole Loans held in RMI 2015 Trust under this facility. As of March 31, 2023, the Company had outstanding borrowings of $3.6 million. The borrowings are secured by $3.4 million in non-QM loans and one REO property with a carrying value of $2.3 million as of March 31, 2023.

Commercial Whole Loan Facility

The facility was extended on November 9, 2022 and matures on November 3, 2023. It bears interest at a rate of SOFR plus 2.25%. As of March 31, 2023, the outstanding balance under this facility was $48.0 million. The borrowing is secured by the performing commercial loans that are held in CRE LLC, with an estimated fair market value of $65.7 million as of March 31, 2023.

Non-Agency CMBS and Non-Agency RMBS Facility

The facility was extended on May 2, 2022 and matured on May 2, 2023. It bears interest at a rate of SOFR plus 2.00%. As of March 31, 2023, the outstanding balance under this facility was $80.5 million. The borrowing is secured by investments with an estimated fair market value of $108.5 million as of March 31, 2023.
On May 2, 2023, the Company secured a new financing facility for its Non-Agency CMBS and Non-Agency RMBS portfolios, maturing in May 2024, with an initial amount outstanding of $60.0 million.

Convertible Senior Unsecured Notes

2024 Notes

As of March 31, 2023, the Company had $86.3 million aggregate principal amount of the 2024 Notes outstanding. The 2024 Notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by us except during the final three months prior to maturity.

Residential Mortgage-Backed Notes

As of March 31, 2023, the Company has completed four Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $1.1 billion of Residential Whole Loans as of March 31, 2023.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at March 31, 2023 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$159,413	3.3%	$159,413	4/25/2049
Class A-2	8,549	3.5%	8,549	4/25/2049
Class A-3	13,545	3.8%	13,545	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	206,562		206,562
Less: Unamortized Deferred Financing Cost	N/A		2,382
Total	$206,562		$204,180

The Company retained the subordinate bonds and these bonds had a fair market value of $31.5 million at March 31, 2023. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at March 31, 2023 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$71,442	1.7%	$71,442	3/25/2055
Class A-1B	8,477	2.1%	8,477	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	123,139		123,139
Less: Unamortized Deferred Financing Costs	N/A		1,421
Total	$123,139		$121,718

The Company retained the subordinate bonds and these bonds had a fair market value of $21.3 million at March 31, 2023. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Arroyo 2022-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2022-1 securitization trust at March 31, 2023 (dollars in thousands):

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Offered Notes:
Class A-1A	$207,475	2.5%	$190,278	12/25/2056
Class A-1B	82,942	3.3%	73,339	12/25/2056
Class A-2	21,168	3.6%	17,002	12/25/2056
Class A-3	28,079	3.7%	20,975	12/25/2056
Class M-1	17,928	3.7%	12,649	12/25/2056
Total	$357,592		$314,243

The Company retained the subordinate bonds and these bonds had a fair market value of $35.4 million at March 31, 2023. The retained Arroyo 2022-1 subordinate bonds are eliminated in consolidation.

Arroyo 2022-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2022-2 securitization trust at March 31, 2023 (dollars in thousands):

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Offered Notes:
Class A-1	$260,794	5.0%	$254,516	7/25/2057
Class A-2	22,199	5.0%	21,549	7/25/2057
Class A-3	27,050	5.0%	25,947	7/25/2057
Class M-1	17,694	5.0%	15,808	7/25/2057
Subtotal	327,737		317,820
Less: Unamortized Deferred Financing Costs	N/A		—
Total	$327,737		$317,820

The Company retained the subordinate bonds and these bonds had a fair market value of $39.3 million at March 31, 2023. The retained Arroyo 2022-2 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at March 31, 2023 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$109,142	9/11/2025
Class A-2	531,700	4.0%	482,927	9/11/2025
Class B	136,400	4.2%	117,660	9/11/2025
Class C	94,500	4.3%	77,566	9/11/2025
Class D	153,950	4.4%	115,780	9/11/2025
Class E	180,150	4.4%	99,911	9/11/2025
Class F	153,600	4.4%	70,434	9/11/2025
Class X-1(1)	n/a	0.7%	6,604	9/11/2025
Class X-2(1)	n/a	0.2%	1,368	9/11/2025
	$1,370,691		$1,081,392

(1) Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of March 31, 2023, respectively.

The above table does not reflect the portion of the Class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the Class F bonds represents a controlling financial interest, which resulted in consolidation of the trust. The bond had a fair market value of $6.8 million at March 31, 2023. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at March 31, 2023, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at March 31, 2023 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Interest rate swaps, asset	$—	$—
Credit default swaps, asset	$—	$—
TBA securities, asset	—	—
Other derivative instruments, assets		—

Interest rate swaps, liability	$82,000	$(121)
Credit default swaps, liability	—	—
TBA securities, liability	—	—
Total other derivative instruments, liabilities		(121)
Total other derivative instruments, net		$(121)

DIVIDEND

For the quarter ended March 31, 2023, the Company declared a $0.35 dividend per share, generating a dividend yield of approximately 15.3% based on the closing price of the Company's common stock of $9.13 on March 31, 2023.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, May 5, 2023 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the first quarter 2023.

Individuals interested in listening to the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10178678/f95724dfb2 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through May 12, 2023 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 8358648. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Non-Agency RMBS and to a lesser extent GSE Risk Transfer Securities, Commercial Loans, Non-Agency CMBS, Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, general economic conditions, market conditions, conditions in the market for mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including Distributable Earnings, Distributable Earnings per share, Economic return on book/economic value, and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

(dollars in thousands)	March 31, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$16,149	$18,011
Restricted cash	—	248
Agency mortgage-backed securities, at fair value ($271 and $249 pledged as collateral, at fair value, respectively)	837	767
Non-Agency mortgage-backed securities, at fair value ($78,093 and $100,115 pledged as collateral, at fair value, respectively)	87,133	109,122
Other securities, at fair value ($23,623 and $27,262 pledged as collateral, at fair value, respectively)	24,857	27,262
Residential Whole Loans, at fair value ($1,073,257 and $1,089,914 pledged as collateral, at fair value, respectively)	1,074,417	1,091,145
Residential Bridge Loans, at fair value (None and none pledged as collateral, at fair value, respectively)	2,782	2,849
Securitized commercial loans, at fair value	1,088,224	1,085,103
Commercial Loans, at fair value ($65,692 and $66,864 pledged as collateral, at fair value, respectively)	79,182	90,002
Investment related receivable	8,980	5,960
Interest receivable	11,185	11,330
Due from counterparties	17,283	6,574
Derivative assets, at fair value	—	1
Other assets	3,366	4,860
Total Assets (1)	$2,414,395	$2,453,234

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$171,290	$193,117
Convertible senior unsecured notes, net	83,932	83,522
Securitized debt, net ($1,713,455 and $1,719,865 at fair value and $126,313 and $128,217 held by affiliates, respectively)	2,039,353	2,058,684
Interest payable (includes $652 and $655 on securitized debt held by affiliates, respectively)	12,139	12,794
Due to counterparties	—	300
Derivative liability, at fair value	121	61
Accounts payable and accrued expenses	3,140	3,201
Payable to affiliate	2,920	4,028
Dividend payable	2,113	2,415
Other liabilities	22	300
Total Liabilities (2)	2,315,030	2,358,422

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 50,000,000 shares authorized, 6,038,012 and 6,038,012 outstanding, respectively	60	60
Preferred stock, $0.01 par value, 10,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 57,981 and 57,981 shares held, respectively	(1,665)	(1,665)
Additional paid-in capital	919,368	919,238
Retained earnings (accumulated deficit)	(818,405)	(822,829)
Total Stockholders’ Equity	99,358	94,804
Non-controlling interest	7	8
Total Equity	99,365	94,812
Total Liabilities and Equity	$2,414,395	$2,453,234

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

(dollars in thousands)	March 31, 2023	December 31, 2022
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$—	$—
Restricted Cash	—	248
Residential Whole Loans, at fair value ($1,073,257 and $1,089,914 pledged as collateral, at fair value, respectively)	1,074,417	1,091,145
Residential Bridge Loans, at fair value ($0 and $0 pledged as collateral, at fair value, respectively)	2,782	2,849
Securitized commercial loans, at fair value	1,088,224	1,085,103
Commercial Loans, at fair value (None and none pledged as collateral, at fair value, respectively)	13,490	14,362
Investment related receivable	8,934	5,914
Interest receivable	10,099	10,182
Other assets	—	509
Total assets of consolidated VIEs	$2,197,946	$2,210,312

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,713,455 and $1,719,865 at fair value and $126,313 and $128,217 held by affiliates, respectively)	$2,039,353	$2,058,684
Interest payable (includes $652 and $655 on securitized debt held by affiliates, respectively)	8,227	8,303
Accounts payable and accrued expenses	60	43
Other liabilities	—	248
Total liabilities of consolidated VIEs	$2,047,640	$2,067,278

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
(dollars in thousands)	March 31, 2023	December 31, 2022
Net Interest Income
Interest income	$40,857	$42,094
Interest expense	36,502	37,323
Net Interest Income	4,355	4,771

Other Income (Loss)
Realized gain (loss), net	(82,818)	(3,118)
Unrealized gain (loss), net	90,316	2,427
Gain (loss) on derivative instruments, net	(950)	(381)
Other, net	57	105
Other Income (Loss)	6,605	(967)

Expenses
Management fee to affiliate	976	991
Other operating expenses	286	452
Transaction costs	643	721
General and administrative expenses:
Compensation expense	511	507
Professional fees	1,415	1,597
Other general and administrative expenses	549	475
Total general and administrative expenses	2,475	2,579
Total Expenses	4,380	4,743

Income (loss) before income taxes	6,580	(938)
Income tax provision (benefit)	12	(105)
Net income (loss)	6,568	(833)
Net (loss) income attributable to non-controlling interest	1	(5)
Net income (loss) attributable to common stockholders and participating securities	$6,567	$(828)

Net income (loss) per Common Share – Basic	$1.07	$(0.14)
Net income (loss) per Common Share – Diluted	$1.07	$(0.14)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income (Loss) to Distributable Earnings for the three months ended March 31, 2023, and December 31, 2022:

	Three months ended
(dollars in thousands)	March 31, 2023	December 31, 2022
Net income (loss) attributable to common stockholders and participating securities	$6,567	$(828)
Income tax provision (benefit)	12	(105)
Net income (loss) before income taxes	6,579	(933)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(90,316)	(2,427)
Realized (gain) loss on sale of investments	82,818	4,096
One-time transaction costs	640	716

Derivative Instruments:
Net realized (gain) loss on derivatives	2,184	—
Net unrealized (gain) loss on derivatives	(3)	294

Other:
Realized (gain) loss on extinguishment of convertible senior unsecured notes	—	—
Amortization of discount on convertible senior unsecured notes	172	172
Non-cash stock-based compensation	100	100
Total adjustments	(4,405)	2,951
Distributable earnings	$2,174	$2,018
Basic and diluted distributable earnings per common share and participating securities	$0.36	$0.33
Basic weighted average common shares and participating securities	6,038,012	6,038,012
Diluted weighted average common shares and participating securities	6,038,012	6,038,012

Alternatively, our Distributable Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	March 31, 2023	December 31, 2022
Net interest income	$4,355	$4,771
Interest income from IOs and IIOs accounted for as derivatives	11	9
Net interest income from interest rate swaps	1,220	882
Adjusted net interest income	5,586	5,662
Total expenses	(4,380)	(4,742)
Non-cash stock-based compensation	100	100
One-time transaction costs	640	716
Amortization of discount on convertible unsecured senior notes	172	172
Interest income on cash balances and other income (loss), net	57	105
Income attributable to non-controlling interest	(1)	5
Distributable Earnings	$2,174	$2,018

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(in thousands—except share and per share data)
(Unaudited)

(dollars in thousands)	$ Amount	Per Share
GAAP Book Value at December 31, 2022	$94,804	$15.70
Common dividend	(2,113)	(0.35)
	92,691	15.35
Portfolio Income (Loss)
Net Interest Margin	5,642	0.93
Realized gain (loss), net	(85,002)	(14.08)
Unrealized gain (loss), net	90,319	14.96
Net portfolio income (loss)	10,959	1.81

Operating expenses	(1,905)	(0.32)
Transaction costs	—	—
General and administrative expenses, excluding equity based compensation	(2,375)	(0.39)
Provision for taxes	(12)	—
GAAP Book Value at March 31, 2023	$99,358	$16.46

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Arroyo 2019-2	373	0.06
Arroyo 2020-1	6,799	1.12
Arroyo 2022-1	(150)	(0.02)
Arroyo 2022-2	(473)	(0.08)
Economic Book Value at March 31, 2023	$105,907	$17.54

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,175,404)	(360.29)
Deconsolidation VIEs liabilities	2,047,596	339.12
Interest in securities of VIEs owned, at fair value	134,357	22.25
Economic Book Value at March 31, 2023	$105,907	$17.54

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation, however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (CSMC USA, Arroyo 2019-2, Arroyo 2020-1, Arroyo 2022-1, and Arroyo 2022-2) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC USA, Arroyo 2019-2, Arroyo 2020-1, Arroyo 2022-1, and Arroyo 2022-2). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(in thousands—except share and per share data)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended March 31, 2023, and December 31, 2022:

	Three months ended
	March 31, 2023		December 31, 2022
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$36,502	5.73%	$37,324	5.64%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs(1)	(21,436)	(6.78)%	(21,279)	(6.61)%
Net interest (received) paid - interest rate swaps	(1,220)	(0.19)%	(883)	(1.30)%
Effective Cost of Funds	$13,846	4.31%	$15,162	4.46%
Weighted average borrowings	$1,302,345		$1,347,321